UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 29, 2005

                          BONGIOVI ENTERTAINMENT, INC.
             (Exact name of registrant as specified in its charter)

           Nevada                   000- 23365                  33-0840184
(State or Other Jurisdiction     (Commission File            (I.R.S. Employer
      of Incorporation)              Number)              Identification Number)

         6000 Fairview Road, 12th Floor, Charlotte, North Carolina 28210
               (Address of principal executive offices) (zip code)

                                 (704) 552-3590
              (Registrant's telephone number, including area code)

                                   Copies to:
                              Thomas A. Rose, Esq.
                              Yoel Goldfeder, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

               39 Hansen Farm Road, North Haven, Connecticut 06473 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

      On July 29, 2005, Bongiovi Entertainment, Inc. (the "Company") entered into a Share Exchange Agreement (the "Agreement") with ReFuel America, Inc., a Delaware corporation ("ReFuel") and the shareholders of ReFuel (the "ReFuel Shareholders"), which closed on August 2, 2005. Pursuant to the Agreement, the Company acquired all of the outstanding equity stock of ReFuel from the ReFuel Shareholders. As consideration for the acquisition of ReFuel, the Company issued 28,135,033 shares of the Company's common stock to the ReFuel Shareholders. In addition, the Company issued a warrant to purchase 2,155,000 shares of the Company's common stock in exchange for a like warrant issued by ReFuel. These issuances are exempt from registration requirements under Regulation D under the Securities Act of 1933, as amended.

      On July 29, 2005, the Company entered into a Management Services Agreement with Sarmatan Developments Ltd. (the "Consultant"), pursuant to which the Consultant would provide advice to the Company in connection with acquisitions and/or mergers and financings for a term of one year. In consideration for the services to be provided, the Company has agreed to pay the Consultant an aggregate fee of $200,000, $25,000 to be paid on July 31, 2005 and the remaining $175,000 due within 7 days of the closing of the first material acquisition or merger by the Company.

                               BUSINESS OF REFUEL

Organizational History

      ReFuel was incorporated in the state of Delaware on June 1, 2005 for the purpose of developing for commercial use various intellectual property to be utilized in the production of traditional and alternative fuels. Using ReRuel's technology, these fuel products are intended to increase an automobile's miles per gallon while providing cleaner fuel emissions by changing the property of fuel to allow more complete combustion.

Overview of Business

      ReFuel is a fuel production and distribution company engaged in the development of fuel technology which can increase an automobile's miles per gallon while providing cleaner fuel emissions by changing the property of fuel to allow more complete combustion. While ReFuel has not yet begun distribution, it intends to utilize its patent pending technology to produce the following fuel products, which it plans to distribute to both the wholesale and retail segments of the fuel marketplace:

            o E10 - a combination of gasoline and anywhere from 5.7 to 10% ethanol based upon a customer's fuel specifications

            o     E85 - a combination of 85% fuel ethanol and 15% gasoline

            o B20 - a combination of 20% biodiesel and 80% conventional diesel

            o Premium Diesel - conventional diesel enhanced by ReFuel's technology

      ReFuel intends to continue development of its technology to diversify its product offerings.

Features and Benefits of ReFuel's Products

      ReFuel utilizes technology that is multi-functional and multi-purpose, allowing it to be used in a wide range of fuels including gasoline, diesel, Biodiesel and Ethanol. ReFuel's products include proprietary formulae, designed to positively alter the combustion characteristics of the fuel. Because of the unique character of the proprietary formulae, the ReFuel formulations are designed to create a mono-layer on the fuel delivery system, increasing lubricity (reducing engine wear and tear) while the detergent character of the formulae is designed to prevent deposit formation on fuel injectors. The technology is also designed to result in greater atomization and efficiency of combustion, to provide increases in fuel economy and reductions in emissions. Below are the descriptions of specific benefits intended from this new technology, which is achieved using components substantially and predominantly from petroleum sources.


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


            o Lubricity - The reduction of sulfur and aromatics in modern fuels has led to lubricity problems in fuel delivery and combustion systems. ReFuel's technology is designed to increase lubricity above the recommended standards to resolve these problems. Higher lubricity will reduce wear on the fuel system and will lower maintenance costs on the engine, injectors and fuel pump. In addition, enhanced fuel lubricity will allow the engine to run with improved efficiency.

            o Detergency - Modern fuel standards mean that all fuels should contain a recommended amount of detergent. ReFuel products have detergent components that support these standards. Together with lubricity enhancement, this is intended to enable more complete combustion. This is especially effective with diesel fuels and can substantially reduce black smoke and particulate matter without decreasing power and torque.

            o Greenhouse Gas Emissions - 100% complete combustion leaves only residues of carbon dioxide (CO2) and water (H20). Carbon dioxide is recognized as a major contributor to global warming. Incomplete combustion produces nitrogen oxides (NOx) that may lead to ozone problems, and unburned hydrocarbons, a carcinogen. ReFuel products are designed to provide more complete combustion and increase fuel efficiency. When less fuel has to be burned for the same power output, less CO2 and NOx are released into the atmosphere.

            o Co-solvency - A designed benefit of ReFuel's technology is the ability to suspend water in fuel as a complete homogeneous solution. This `cools the charge' in the combustion chamber which can provide more effective, efficient, and complete combustion. This can also reduce the prospects of short-lived fuel injectors which can fail when water passes through them.

            o Storage & Handling Contamination - Use of ReFuel technology in fuel storage tanks and fuel systems can help to prevent microbial contamination by eliminating phase separation. This can help reduce blocked filters when the fuel is pumped through the fuel system. The effect of these benefits is a reduction in the need for biocides that are expensive and difficult to handle.

            o Corrosion inhibitors - ReFuel's technology has been designed, as part of its multifunctional purpose, to behave as a natural corrosion inhibitor. Corrosion in fuel storage systems and engines has been caused by free water in the fuel supply. Ethanol blends tend to attract more water. ReFuel's technology is designed to eliminate corrosion caused by this water by homogenizing the water into the fuel to keep free water at a minimum in the fuel system.

Alternative Fuel Products

Ethanol Combinations

      Ethanol is a fuel blending component that is used widely by major oil companies and distributors. According to Ethanol producer Iogen (www.iogen.ca), approximately 12% of all US gasoline is currently blended with Ethanol. Ethanol is considered an `alternative' fuel component, as it can be produced from domestically-produced agricultural products. Ethanol has been used in low concentrations (less than 10%) with no changes in engine components or fuel handling and delivery systems. Ethanol can be used in higher concentrations (up to 85%) in specially-designed `Flexible Fuel Vehicles', described below.

      E10 refers to a gasoline-based ethanol product. This typically has a combination of 90% gasoline and 10% ethanol, but the percentage of ethanol can range from 5.7% to 10% in accordance with the specifications of the customer. E10 is commonly used throughout the United States and can be used in all gasoline vehicles without engine modification.

      E85 (85% ethanol, 15% gasoline) is currently available at approximately 400 gas station pumps in the United States, according to the National Ethanol Vehicle Coalition (www.e85fuel.com). Flexible-Fuel Vehicles (FFVs) are designed to run on regular unleaded or any ethanol fuel blend up to 85% Ethanol. Special onboard diagnostics "read" the fuel blend, enabling drivers to fuel with E85 or regular unleaded if E85 is not available.


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


Today, Ford Motor Company, General Motors, and Daimler-Chrysler Corporation all offer E85 engines as standard equipment in certain vehicles. These vehicles come with the same factory warranties as gasoline vehicles.

      Ethanol has lower energy content vs. gasoline, and is `hygroscopic', meaning that it can draw water into the fuel from the surrounding air. These characteristics can create lower fuel efficiency and handling problems in Ethanol-based fuels. ReFuel's technology is intended to make up for the typical loss of performance with ethanol blends. ReFuel's technology is designed to enable a clear homogenous solution, eliminating typical problems with water that cause phase separation, and thereby improving combustion.

Biodiesel Combinations

      Biodiesel is an `alternative' fuel component which can be produced from domestically-grown Soybean and other oil crops as well as waste oil and animal fats. Biodiesel requires no engine modifications or changes in the fuel handling and delivery systems. Biodiesel delivers similar horsepower, torque, and miles per gallon as conventional diesel, while producing significantly lower emissions of Carbon Monoxide, black smoke, and particulate matter.

      B20 (blend of 20% Biodiesel with 80% conventional diesel) has limited distribution in the US currently, although all diesel vehicles can use this fuel. According to the National Biodiesel Board, usage of Biodiesel in the US was 30 million gallons in 2004, vs. a total on-road diesel consumption of 34 billion gallons, according to the Energy Information Administration. Federal and state fleets are mandated to use B20 if available, to meet their targets for the Energy Policy Act and EO13149 compliance (discussed below).

      According to the EPA, one drawback with Biodiesel is that it increases emissions of Nitrous Oxides. ReFuel's technology is designed to enhance the performance of B20 by eliminating this Nitrous Oxide increase, while also substantially increasing the reduction of black smoke and particulates.

Suppliers and Production Process

      There are no special blending facilities or requirements necessary for the production of ReFuel's products, and the addition point in the fuel supply chain is flexible. ReFuel is currently in negotiation for the supply of the other fuel components, including traditional gasoline and diesel, as well as Ethanol and Biodiesel. Supply is worldwide and will be contracted to the most cost effective and geographical location to the order.

Industry Overview

      According to the Energy Information Administration (www.eia.doe.gov), gasoline is used in the US in over 200 million vehicles with combined travel of over 7 billion miles per day. US on-highway diesel consumption averaged 94 million gallons per day in 2002, and was growing at a pace of 3 million gallons/day per year. There are approximately 167,000 retail fuel outlets across the nation.

      Alternative fuels have become a national issue with growing support across the country. The Wall Street Journal recently reported that Governors from 33 states are pushing to expand use of ethanol as a vehicle-fuel additive. They recognize that ethanol creates jobs, is good for the environment and is good public policy. Recently, the Fuels Security Act of 2005 was passed in the Senate, designed to create a renewable fuels standard mandating the use of 7.5 billion gallons of renewable motor vehicle fuels in the US by 2012.

      ReFuel's products are designed for use in all vehicles, opening the entire motor transport market for sales and distribution. The intended benefits of its technology are designed to create competitive products with multiple economic and environmental effects.

Distribution

      ReFuel currently does not have any mechanism for the distribution of its alternative fuel products. It is pursuing opportunities for the acquisition of fueling infrastructure including terminals, transportation facilities and retail outlets. In addition, ReFuel may sell its branded alternative fuels under licensing & marketing agreements


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


with local dealers, wholesalers and jobbers. "Jobbers" is a term used in the fuel industry to describe companies that have a supply infrastructure that facilitates the purchase, blending, storage and delivery of fuel.

Intellectual Property

      ReFuel has submitted the following patent applications for these new technologies in the United Kingdom pertaining to the use of its proprietary technology for production of its fuels. These applications show inventive steps and novelty which distinguishes them from the prior patents granted to the inventors of ReFuel's technology. These inventive steps and novelty are required for new patents to issue.

           0509818.1 - CLEAN BURNING FUELS AND ADDTIVES

           0509649.0 - CLEAN BURNING SPARK IGNITION FUELS AND ADDITIVES THAT
                       ENABLE THE UTILISATION OF A RENEWABLE FEEDSTOCK SUCH AS ETHANOL

           0509653.2 - CLEAN BURNING COMPRESSION FUELS THAT ENABLE THE
                       UTILISATION OF A RENEWABLE FEEDSTOCK SUCH AS ETHANOL AND BIO DIESEL

      These applications were each submitted on May 12, 2005, and are currently being reviewed for issue by The Patent Office in the United Kingdom. It is anticipated that patents would be converted to PCT applications to cover worldwide all the countries that have entered into the Patent Convention Treaty (over 70 countries are members of the PCT). After one year as a PCT applicant, the Company can then decide in which country it wishes to file. The US applications may be concurrently filed with the PCT applications.

Competition

      To date, ReFuel has not commenced commercial production or sale of its products. ReFuel's proprietary brand fuels will compete with many other branded fuels. The primary competition to ReFuel will be the larger oil and independent chain gas stations across the United States. The fuel industry is extremely competitive and includes several companies which have achieved substantial market share, and have long operating histories, large customer bases, and substantially greater financial, development, and marketing resources than ReFuel does. Currently, these entities tend to compete in a commodity business, with differentiation created by pricing. In some cases, the fuel suppliers also compete by differentiating the quality of the product offering. ReFuel, by offering conventional and alternative fuels with patent pending technology, intends to provide a new source of differentiation for the customer and consumer.

      Other potential competitors are fuel additive manufacturers. There are six major competitors in the additives market, including Lubrizol, Chevron-Texaco, Associated Octel, Infineum, BASF, and Akzo Nobel. ReFuel's business model includes sales of fuel, not additives. Therefore, these additive manufacturers are not direct competitors unless they partner with fuel suppliers mentioned above. ReFuel intends to continue development of its technology to maintain a competitive advantage and to diversify its product offerings.

Government Regulation

      In the US, two significant energy policy measures have shaped renewable fuels' present and future status. First, the Energy Policy Act (EPAct) was passed in 1992, designed to encourage the use of alternative fuels to help reduce US dependence on imported oil. For FY1999 and beyond, 75% of a federal fleet's vehicle acquisitions must be alternative fuel vehicles. Supplementing this is Executive Order 13149 (EO13149), which mandates that any federal agency with a fleet of 20 or more vehicles in the US must develop a compliance strategy that documents how the agency plans to accomplish a required reduction of 20% in petroleum consumption by 2005 (vs. 1999 consumption).

      In addition to these mandates, recent changes to tax policy have continued to build incentives for alternative fuels. The Volumetric Ethanol Excise Tax Credit (VEETC) provision contained in the JOBS/FSC/ETI Bill (`Jumpstart Our Business Strength' bill, containing a repeal of the Foreign Sales Corporation/Extraterritorial Income (FSC/ETI) exclusion ) has improved the distribution and availability of both E85 and Biodiesel fuels. This bill was signed into law in late October, 2004.

      In January 2000, the Environmental Protection Agency enacted a set of diesel emission standards that requires significant reduction in harmful emissions, especially particulate matter and oxides of Nitrogen. Particulate matter in diesel emissions is to be reduced by 90% and oxides of Nitrogen is to be reduced by 95%, beginning in 2004 and to be fully implemented by 2007. In addition, the Environmental Protection Agency also requires that 97% of the Sulfur currently in diesel fuel be eliminated beginning in 2006.

      Finally, the energy bill currently before congress contains additional incentives and mandates for federal fleets in regards to renewable fuels. This federal leadership has been followed by many states that have adopted tax incentives and mandates for state-operated fleets.

      In order for ReFuel's products to be used in the United States, Environmental Protection Agency registration is required. ReFuel will address this on an as and when basis as all fuels will be within existing American Society for Testing and Materials standards.

Employees

      As of July 21, 2005 ReFuel had 5 employees. ReFuel has not experienced any work stoppages and ReFuel considers relations with its employees to be good. ReFuel anticipates hiring additional employees as it increases production and distribution of its products.

Description of Property

      The Company's principal executive offices are located at 6000 Fairview Road, 12th Floor, Charlotte, North Carolina 28210. These offices consist of approximately 500 square feet which are rented on a monthly basis for $2963.00.

      The Company believes that its properties are adequate for its current and immediately foreseeable operating needs. The Company does not have any policies regarding investments in real estate, securities or other forms of property.

Legal Proceedings

      From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. Except as disclosed below, we are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

                                  RISK FACTORS

ReFuel is a Development Stage Company with a Non-Commercialized Technology and Little Experience in the Operation of its Business. There is a Risk that the Company's Business May Fail.

      To date, ReFuel has been involved primarily in research, testing and product development. ReFuel has only a limited operating history and no experience in producing and bringing to market its products. The Company may experience in the future many of the problems, delays and expenses encountered by any early stage business, many of which are beyond its control. These problems include, but are not limited to:

o substantial delays and expenses related to testing, development, and production of ReFuel's products,

o unanticipated difficulties relating to the production and marketing of a new product in the marketplace,

o     competition from larger and more established companies

o     lack of market acceptance of ReFuel's new products and technologies.


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      ReFuel has only a limited operating history upon which to base any projection of the likelihood it will prove successful, and thus the Company cannot assure that it will achieve profitable operations or even generate any operating revenues.

      In addition, ReFuel's technology is a new approach to reducing harmful emissions from certain internal combustion engines and the unproven aspects of its technology may never prove commercially viable. There is the potential that ReFuel may not be able to produce on a sustainable basis the preliminary performance results achieved in certain of its research efforts. It is also possible that ReFuel's products will not meet certain regulatory requirements and ReFuel may not be able to manufacture or successfully market its products at a reasonable cost.

ReFuel's Commercial Success Will Depend in Part on ReFuel's Ability to Obtain and Maintain Patent Protection.

      The success of ReFuel will depend in part on its ability to maintain and/or obtain and enforce patent protection for its technologies and to preserve its trade secrets, and to operate without infringing upon the proprietary rights of third parties. ReFuel has obtained rights to three patent applications filed in Great Britain, and may, in the future, seek rights from third parties to other patent applications or patented technology. There can be no assurance that patents will issue from the patent applications filed or that the scope of any claims granted in any patent will provide proprietary protection or a competitive advantage to ReFuel.

      ReFuel cannot be certain that the creators of its technology were the first inventors of inventions covered by its patent applications or that they were the first to file. Accordingly, there can be no assurance that patents will be valid or will afford ReFuel protection against competitors with similar technology. The failure to maintain and/or obtain patent protection on the technologies underlying ReFuel's proposed products may have a material adverse effect on ReFuel's competitive position and business prospects.

      It is also possible that ReFuel's technologies may infringe on patents or other rights owned by others. ReFuel may have to alter its products or processes, pay licensing fees, defend an infringement action or challenge the validity of the patents in court, or cease activities altogether because of patent rights of third parties, thereby causing additional unexpected costs and delays to ReFuel. There can be no assurance that a license will be available to ReFuel, if at all, upon terms and conditions acceptable to ReFuel or that ReFuel will prevail in any patent litigation. Patent litigation is costly and time consuming, and there can be no assurance that ReFuel will have sufficient resources to pursue such litigation. If ReFuel does not obtain a license under such patents, is found liable for infringement or is not able to have such patents declared invalid, ReFuel may be liable for significant money damages and may encounter significant delays in bringing products and services to market. There can be no assurance that ReFuel has identified United States and foreign patents that pose a risk of infringement.

ReFuel May Experience Difficulties in the Introduction of New Products that Could Result in the Company Having to Incur Significant Unexpected Expenses or Delay the Launch of New Products.

      ReFuel's technologies and products are in various stages of development. These development stage products may not be completed in time to allow production or marketing due to the inherent risks of new product and technology development, limitations on financing, competition, obsolescence, loss of key personnel and other factors. Unanticipated technical obstacles can arise at any time and result in lengthy and costly delays or in a determination that further development is not feasible. Therefore, there can be no assurance of timely completion and introduction of improved products on a cost-effective basis, or that such products, if introduced, will achieve market acceptance such that they will sustain us to achieve profitable operations.

      ReFuel currently does not have any mechanism for the distribution of its alternative fuel products. If ReFuel is unable to obtain or develop a sufficient method for the distribution of its alternative fuel products it will be unable to develop the commercial use of its intellectual property.

ReFuel is Dependent on Third Parties for the Manufacturing of its Products and any Conflicts with These Third Parties May Prevent it from Commercializing its Products.


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


      ReFuel does not control these third parties, nor is it able to control the amount of time and effort they put forth on its behalf. It is possible that any of these third parties may not perform as expected, and that they may breach or terminate their agreements with ReFuel before completing their work. It is also possible that they may choose to provide services to a competitor. Any failure of a third party to provide ReFuel with the services for which it has contracted could prevent ReFuel from commercializing its products or delay market introduction.

The Company May Need to Raise Capital to Fund its Operations, and its Failure to Obtain Funding When Needed may Force the Company to Delay, Reduce or Eliminate its Product Development efforts.

      If in the future, if the Company is not capable of generating sufficient revenues from operations and its capital resources are insufficient to meet future requirements, the Company may have to raise funds to continue the development, commercialization, marketing and sale of our technologies.

      The Company cannot be certain that funding will be available on acceptable terms, or at all. To the extent that the Company raises additional funds by issuing equity securities, its stockholders may experience significant dilution. Any debt financing, if available, may involve restrictive covenants that impact the Company's ability to conduct our business. If the Company is unable to raise additional capital if required or on acceptable terms, it may have to significantly delay, scale back or discontinue the development and/or commercialization of one or more of its product candidates, restrict its operations or obtain funds by entering into agreements on unattractive terms.

ReFuel is Dependent Upon Key Personnel.

      ReFuel's success is heavily dependent on the continued active participation of its current executive officers, including Bruce Wunner, John King, and Ian Williamson. Loss of the services of one or more of these officers could have a material adverse effect upon ReFuel's business, financial condition or results of operations. None of these individuals currently have any plans to retire or leave the Company in the near future. ReFuel does not maintain any key life insurance policies for any of its executive officers or other personnel. The loss of any of the Company's senior management could significantly impact ReFuel's business until adequate replacements can be identified and put in place.

There is a Risk that Products Developed by Competitors Will Reduce the Company's Profits or Force Us Out of Business.

      The Company may face competition from companies that are developing products similar to those ReFuel is developing. The petroleum/fossil fuels industry has spawned a large number of efforts to create technologies that help reduce or eliminate harmful emissions from the burning of fuels. These companies may have significantly greater marketing, financial and managerial resources than the Company. The Company cannot assure investors that its competitors will not succeed in developing and distributing products that will render ReFuel's products obsolete or noncompetitive. Generally, such competition could potentially force the Company out of business.

ReFuel's Products Can Only Be Applied to a Limited Range of Uses With the Resulting Concentration Possibly Limiting the Company's Potential Growth.

      ReFuel's products are being developed with a limited set of functional uses relating primarily to internal combustion engines. Significant efforts exist to find alternatives to internal combustion engines. In addition, the regulatory environment is becoming increasingly restrictive with regard to the performance of internal combustion engines and the harmful emissions they produce. If alternatives to internal combustion engines become commercially viable, it is possible that the potential market for ReFuel's products could be reduced, if not eliminated.

The Company May Be Subject to Government Approvals and Regulations that Reduce its Ability to Commercialize ReFuel's Products, Increase ReFuel's Costs of Operations and Decrease ReFuel's Ability To Generate Income.


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


      ReFuel is subject to United States and international laws and regulations regarding the development, production, transportation and sale of the products it sells. There is no single regulatory authority to which ReFuel must apply for certification or approval to sell its products in the United States or outside its borders.

      There can be no assurance that ReFuel will obtain regulatory approvals and certifications for its products. Even if ReFuel is granted such regulatory approvals and certifications, it may be subject to limitations imposed on the use of its products. In the future, ReFuel may be required to comply with certain restrictive regulations, or potential future regulations, rules, or directives. The Company cannot guarantee that restrictive regulations will not, in the future, be imposed. Such potential regulatory conditions or compliance with such regulations may increase the Company's cost of operations or decrease its ability to generate income.

ReFuel Creates Products That May Have Harmful Effects on the Environment If Not Stored and Handled Properly Prior to Use, Which Could Result in Significant Liability and Compliance Expense.

      The re-processing of refined fossil fuels involves the controlled use of materials that are hazardous to the environment. ReFuel cannot eliminate the risk of accidental contamination or discharge and any resulting problems that occur. Federal, state and local laws and regulations govern the use, manufacture, storage, handling and disposal of these materials. The Company may be named a defendant in any suit that arises from the improper handling, storage or disposal of these products. The Company could be subject to civil damages in the event of an improper or unauthorized release of, or exposure of individuals to, hazardous materials. Claimants may sue the Company for injury or contamination that results from use by third parties of alternative fuel products, and the Company's liability may exceed its total assets. Compliance with environmental laws and regulations may be expensive, and current or future environmental regulations may impair ReFuel's research, development and production efforts.

The Company May Have Difficulties Managing Growth Which Could Lead to Higher Losses.

      While the Company has not yet achieved any revenues through the sale or licensing of ReFuel's products, should certain events occur, the Company might be in a position to rapidly commercialize ReFuel's products. Rapid growth would strain the Company's human and capital resources, potentially leading to higher operating losses. The Company's ability to manage operations and control growth will be dependent upon its ability to raise and spend capital to improve its operational, financial and management controls, reporting systems and procedures, and to attract and retain adequate numbers of qualified employees. Should the Company be unable to successfully create improvements to its internal procedures and controls in an efficient and timely manner, then management may receive inadequate information necessary to manage the Company's operations, possibly causing additional expenditures and inefficient use of existing human and capital resources.

                                   MANAGEMENT

                        Executive Officers and Directors

      Below are the names and certain information regarding the Company's executive officers and directors following the acquisition of ReFuel.

--------------------------------------------------------------------------------
Name                    Age    Position
--------------------------------------------------------------------------------
Bruce Wunner            62     Chairman
--------------------------------------------------------------------------------
John King               39     Chief Executive Officer and Director
--------------------------------------------------------------------------------
Ian Williamson          50     President and Director
--------------------------------------------------------------------------------
Michael Woods           37     Controller and Interim Chief Financial Officer
--------------------------------------------------------------------------------
Cliff Hazel             53     Director
--------------------------------------------------------------------------------
Carlos Genardini        59     Director
--------------------------------------------------------------------------------

      Officers are elected annually by the Board of Directors (subject to the terms of any employment agreement), at our annual meeting, to hold such office until an officer's successor has been duly appointed and qualified, unless an officer sooner dies, resigns or is removed by the Board. There are no family relationships among any of the Company's directors and executive officers.


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


Background of Executive Officers and Directors

      Bruce Wunner, Chairman. Mr. Wunner was appointed Chairman of ReFuel on June 9, 2005. Prior to joining ReFuel, Mr. Wunner was instrumental in key leadership roles in the international expansion of McDonald's Corporation for over 33 years from 1962 to 1995 and retired as Senior Vice President CEO of Latin America. Since 1996, Mr. Wunner has been the managing partner of FEA, LLC, D/B/A Treasure Coast Capital Partners, a boutique investment banking firm focusing on mid-market mergers & acquisitions, divestitures and raising capital. Mr. Wunner focuses on specialties in real estate development, retail food, distribution, recreation, leisure and the entertainment industry.

      John King, Chief Executive Officer and Director. Mr. King was appointed as the Chief Executive Officer and as a Director of ReFuel on June 9, 2005. Prior to joining ReFuel, Mr. King demonstrated leadership in operations, engineering, marketing, and sales management over a 17-year career with the Procter & Gamble Company from 1987 to 2004. Most recently, from 2002 to 2004, Mr. King led the Client Services and Business Development functions in a non-traditional marketing services company within P&G. Prior to this, from 1998 to 2002, Mr. King was instrumental in the leadership of business expansion efforts for P&G's paper business in Europe. Mr. King earned a Bachelor of Science with Great Distinction in Chemical Engineering at Clarkson University.

      Ian Williamson, President and Director. Mr. Williamson was appointed as the President and as a Director of ReFuel on June 9, 2005. Mr. Williamson has been actively involved in the development of alternative and renewable fuels since 1975. His initial work was predominantly in the field of district heating and energy schemes, utilizing trash and other non-oil substitutes. In 1994, Mr. Williamson started industry research and development for alternative fuels for the motor industry. Mr. Williamson and Cliff Hazel are the original inventors of a clear stable "e-diesel" and authors of numerous patents and applications related to cleaner-burning and performance-enhancing motor fuels utilizing alcohol, water, bio-diesel and liquids from natural gas. From October 1999 Mr. Williamson founded Interfacial Technologies (UK) Ltd which was acquired in May 2001 by International Fuel Technology Inc. (IFT) Mr. Williamson was employed as Chief Technology Officer and served on the board of directors of IFT from May 2001 to May 2003. After his employment with IFT, Mr. Williamson continued his research, leading to the discovery of the new molecules referenced above. Mr. Williamson studied Mechanical and Combustion Engineering at Nottingham University, United Kingdom. He has had peer-reviewed papers published, and is a member of the Society of Automotive Engineers.

      Michael Woods,- Controller and Interim Chief Financial Officer. Prior to joining ReFuel, Mr.Woods has worked with several entrepreneurial companies in the mortgage lending and medical imaging fields. Mr.Woods' business career began as a CPA with Coopers & Lybrand but the bulk of his experience was gained with Ernst & Young from 1993 to 1998. Mr. Woods was Director of Corporate Assurance (Internal Audit) and Mergers & Acquisitions Supervisor for Century Business Services from 1998 to 1999. Mr. Woods' next assignment was with TMG Development & Sitco, Inc., where he was VP Finance. He left this assignment in 2002, and was most recently Treasurer and Co-Owner of Woods Mortgage Group. Mr. Woods has his BS in Business Administration from The Ohio State University

      Cliff Hazel, Director. Mr. Hazel was appointed as a Director of ReFuel on June 9, 2005. Mr. Hazel has a strong background in computer programming and has consulted for international blue chip companies world wide. The basis of the technology purchased in the US by IFUE and OTD was a trial and error algorithm and plotting probabilities of solution maps. Mr. Hazel was the co-founder of Interfacial Technologies (UK) Ltd and was a consultant to Interfacial and IFT from 1999 to 2003. As the co-inventor of the technology to be utilized by ReFuel Mr. Hazel has been improving the formulae. Since 2003 Mr. Hazel has been Managing Director of MF Logic, LLC, a development stage company that is about to launch a multi-functional computer-driven printer/scanner/copier into the hotel market for executive users.

      Carlos Genardini, Director. Mr. Genardini was appointed as a Director of ReFuel on June 9, 2005. Since 2002, Mr. Genardini has been President of Genardini & Associates, Inc. a management and consulting firm and has 33 years of executive experience with global and regional businesses in the telecommunications and semiconductor industries. His previous business career was entirely with Motorola and his last assignment was Senior Vice President of the Latin America and Caribbean region. He has served on the engineering boards of Hong Kong

University, City University of Hong Kong and on the boards of two Chinese joint ventures. He was also a Board Member of the Hong Kong Science and Advisory Board. Mr. Genardini joined Motorola in 1969 upon receiving his Bachelor of Science in Electrical Engineering from Arizona State University. He has pursued postgraduate studies at several universities and executive training through Motorola University. He has been a featured speaker at telecommunications and semiconductor forums throughout Asia and Latin America and has actively represented Motorola at all levels of government and public events.

Executive Compensation

      The following table sets forth all compensation paid in respect of the Company's Chief Executive Officer and those individuals who received compensation in excess of $100,000 per year (collectively, the "Named Executive Officers") for our last three completed fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                  Annual Compensation
                                       --------------------------------------
                                                                  Other
        Name and                         Salary      Bonus       Annual
    Principal Position            Year    ($)         ($)    Compensation ($)
-----------------------------------------------------------------------------
Ronald E. Simmons,                2004    -0-         -0-          -0-
     Former Chief Executive       2003    -0-         -0-          -0-
     Officer                      2002    -0-         -0-          -0-

Larry Shatsoff,                   2004    -0-         -0-          -0-
     Former President             2003    -0-         -0-          -0-
                                  2002    -0-         -0-          -0-

There are no current employment agreements between any individuals and the company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On July 1, 2005, Advanced Fuel Chemistry, Inc., a Delaware Corporation ("Advanced Fuel") assigned to ReFuel the patent applications previously referenced. According to the terms of this assignment, ReFuel was assigned these applications with full title guarantee.

      On July 1, 2005, Refuel entered into a royalty agreement, whereby Refuel is required to pay Clifford Hazel and Ian Williamson an aggregate of $250,000 immediately and a continuing royalty fee of the greater of $250,000 or 0.1% of the aggregate fuel additive products sold utilizing the patents per year during the term of the Royalty Agreement..

      On June 1, 2005, ReFuel issued a promissory note to John King, the Company's Chief Executive Officer and a member of its board of directors, in the aggregate principal amount of $316,500. The promissory note bears interest at an annual rate of 10% from May 1, 2005, and is due December 1, 2005. The promissory note was issued to Mr. King as repayment for pre-incorporation expenses paid for on behalf of ReFuel.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information, as of August 3, 2005 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company's executive officers and directors; and (iii) the Company's directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

                                        Common Stock           Percentage of
Name of Beneficial Owner (1)       Beneficially Owned (2)     Common Stock (2)
-----------------------------------------------------------------------------
Bruce Wunner (3)                            347,333                     1.10%
John King (4)                             1,920,760                     6.10%
Ian Williamson                            9,992,867                    31.74%
Michael W. Woods                            133,333                     0.42%
Cliff Hazel                              10,000,000                    31.78%
Carlos Genardini                                  0                        0%
-----------------------------------------------------------------------------
All officers and directors
  as a group                             22,394,293                    71.16%
(6 persons)

(1) Except as otherwise indicated, the address of each beneficial owner is c/o Bongiovi Entertainment, Inc. 6000 Fairview Road, 12th Floor, Charlotte, North Carolina 28210.

(2) Applicable percentage ownership is based on 31,468,402 shares of common stock outstanding as of August 3, 2005, together with securities exercisable or convertible into shares of common stock within 60 days of August 3, 2005 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of August 3, 2005 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3) The shares beneficially owned by Mr. Wunner are owned by FEA, LLC, an entity in which Mr. Wunner owns the majority of the outstanding membership interests.

(4) Of the shares beneficially owned by Mr. King, 200,000 shares are beneficially owned by Jill King, his wife, and 860,380 shares are owned by John King IRA.

      o No Director, executive officer, affiliate or any owner of record or beneficial owner of more than 5% of any class of voting securities of the Company is a party adverse to the Company or has a material interest adverse to the Company.

                            DESCRIPTION OF SECURITIES

      The Company's authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.001 per share and 10,000,000 shares of preferred stock at a par value of $0.001 per share. As of August 3, 2005, there were 31,468,402 shares of the Company's common stock issued and outstanding that are held by approximately 190 stockholders of record and no shares of preferred stock outstanding.

      Holders of the Company's common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company's common stock representing a majority of the voting power of the Company's capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company's outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company's articles of incorporation.

      Holders of the Company's common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company's common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company's common stock.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

      The Company's common stock is traded on the OTC Bulletin Board, referred to herein as the OTCBB, under the symbol "BGVE.ob." The following table sets forth the high and low bid prices of its Common Stock, as reported by the OTCBB for each quarter since January 1, 2003. The quotations set forth below reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

                                                                2005
                                                     ----------      ----------
                                                        High*          Low*
                                                     ----------      ----------
1st Quarter ............................             $     1.50      $     0.75
2nd Quarter ............................             $     1.50      $     0.51

                                                                2004
                                                     ----------      ----------
                                                        High*          Low*
                                                     ----------      ----------
1st Quarter.............................             $     4.50      $     0.78
2nd Quarter.............................                   2.10            0.69
3rd Quarter.............................                   1.20            0.75
4th Quarter.............................                   1.20            0.75

                                                                2003
                                                     ----------      ----------
                                                        High             Low
                                                     ----------      ----------
1st Quarter.............................             $     30.0      $     2.10
2nd Quarter.............................                   2.10            0.90
3rd Quarter.............................                   1.20            0.75
4th Quarter.............................                   0.90            0.75

      As of August 3, 2005, there were approximately 190 holders of record of the Company's common stock.

Dividends

      The Company has never declared or paid any cash dividends on its common stock. The Company currently intends to retain future earnings, if any, to finance the expansion of its business. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans

      The following table shows information with respect to each equity compensation plan under which the Company's common stock is authorized for issuance as of the fiscal year ended December 31, 2004.

                      EQUITY COMPENSATION PLAN INFORMATION


-----------------------------------------------------------------------------------------------------------------
           Plan category              Number of securities       Weighted average        Number of securities
                                        to be issued upon       exercise price of      remaining available for
                                           exercise of         outstanding options,     future issuance under
                                      outstanding options,     warrants and rights    equity compensation plans
                                       warrants and rights                              (excluding securities
                                                                                       reflected in column (a)
-----------------------------------------------------------------------------------------------------------------
                                               (a)                     (b)                       (c)
-----------------------------------------------------------------------------------------------------------------
Equity compensation plans approved             -0-                     -0-                       -0-
by security holders
-----------------------------------------------------------------------------------------------------------------
Equity compensation plans not                  -0-                     -0-                       -0-
approved by security holders
-----------------------------------------------------------------------------------------------------------------
Total                                          -0-                     -0-                       -0-
-----------------------------------------------------------------------------------------------------------------

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Company's directors and executive officers are indemnified as provided by the Nevada Revised Statutes and the Company's Bylaws. These provisions state that the Company's directors may cause the Company to indemnify a director or former director against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him as a result of him acting as a director. The indemnification of costs can include an amount paid to settle an action or satisfy a judgment. Such indemnification is at the discretion of the Company's board of directors and is subject to the Securities and Exchange Commission's policy regarding indemnification.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 2.01  Completion of Acquisition or Disposition of Assets.

      See Item 1.01.

Item 3.02  Unregistered Sales of Equity Securities.

      Pursuant to a Share Exchange Agreement dated July 29, 2005, which closed on August 2, 2005, the Company issued 28,135,033 shares of common stock and a warrant to purchase 2,155,000 shares of common stock to accredited investors and non-U.S. persons (as contemplated by Rule 902 under the Securities Act of 1933). These issuances are exempt from registration requirements under Regulation D or Regulation S under the Securities Act of 1933, as amended. The shares issued pursuant to Regulation S were issued in an "offshore transaction" as defined in, and pursuant to, Rule 902 under the Securities Act of 1933 on the basis that the purchaser was not offered the shares in the United States and did not execute or deliver any agreement in the United States.

      On August 2, 2005, the Company issued to Sarmatan Developments Ltd. a warrant to purchase 100,000 shares of common stock, at an exercise price of $5.00 per share, exercisable for a term of 5 years. The issuance of the warrant is exempt from the registration requirements under Rule 4(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(a)   Financial statements of business acquired.

      To be filed by amendment no later than 71 calendar days after August 2, 2005.

(b)   Pro forma financial information.

      Not applicable.

(c)   Exhibits

Exhibit Number
                                                                Description
--------------------------------------------------------------------------------

10.1 Share Exchange Agreement by and among Bongiovi Entertainment, Inc., ReFuel America, Inc. and the shareholders of ReFuel America, Inc.

10.2 Management Services Agreement by and between Bongiovi Entertainment, Inc. and Sarmatan Developments Ltd.

10.3  Warrant issued to Frank Crivello SEP IRA dated August 2, 2005

                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                BONGIOVI ENTERTAINMENT, INC.

Dated: August 4, 2005                           By:  /s/ John King
                                                --------------------------------
                                                Name:    John King
                                                Title:   Chief Executive Officer


                                       15